10b5-1 Preset Diversification Program® (PDP) 1
Table of Contents
Part I.Account and Plan Information.  Instructions: To be completed by MSSB and reviewed by the Seller.
Part II.Trade Schedules.
Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock.
Instructions: May not be applicable for some plans. For use by any seller who wishes to sell shares obtained upon the exercise of stock options. When applicable, to be completed by MSSB and reviewed by the Seller. This Trade
Schedule will be provided to the Issuer as Notice of the intention to exercise stock options.
Trade Schedule B – Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or ESPP Stock.
Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares. When applicable, to be completed by MSSB and reviewed by the Seller.
Part III.Sales Plan Disclosures and Representations. Instructions: The Seller must review and understand these disclosures and representations. The Seller is required to sign the last page of this Part III.
Part IV.Exhibits.
Exhibit A – Issuer Representation Letter. Instructions: To be reviewed and executed by an authorized representative of the Issuer.
Exhibit B – Seller Representation Letter. Instructions: May not be applicable for some plans. To be reviewed and executed only by those sellers required to sell shares pursuant to Rule 144.
Exhibit C – Section 16 Authorization Letter. Instructions: May not be applicable for some plans. To be reviewed and signed only by those sellers who are required to comply with Section 16 of the Exchange Act. Not required if
MSSB already has an Authorization Letter on file for the Seller. If required, this Authorization Letter will be provided to the Issuer’s Section 16 Compliance Officer.

		Document	To Be Signed By
Part I		Account and Plan Information	N/A
Part II	Trade Schedule A	Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock	N/A
Part II	Trade Schedule B	Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or ESPP Stock	N/A
Part III		Sales Plan Disclosures and Representations	Seller and MSSB
Part IV	Exhibit A	Issuer Representation Letter	Issuer
Part IV	Exhibit B	Seller Representation Letter	Seller, if applicable
Part IV	Exhibit C	Section 16 Authorization Letter	Seller, if applicable

1 Preset Diversification Program is a registered Trademark of Morgan Stanley Smith Barney LLC, protected in the United States and other countries.
PART I
Account and Plan Information
Instructions:  To be completed by MSSB and reviewed by the Seller.
The undersigned (referred to hereinafter as the “Seller”, “I” or “me”) hereby appoints Morgan Stanley Smith Barney LLC (“MSSB”)
as my agent for the purposes of implementing this Sales Plan (this “Plan”) that complies with the requirements of Rule 10b5-1(c)(1)
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as outlined below and for the purpose of executing this Plan. I understand that this Plan is subject to review prior to acceptance by MSSB and that, upon acceptance, MSSB will use commercially reasonable efforts to perform its obligations under this Plan.
The appointment of MSSB is for the purpose of selling my securities pursuant to the terms and conditions set forth below. Subject to such terms and conditions, MSSB accepts such appointment. This Plan is valid only for the specific security, account number and maximum total shares indicated:
Issuer (the “Issuer”): GoodRx Holdings, Inc.Trading Symbol: GDRX
Adoption Date: 6/7/2024Plan Type: New Plan
The date on which the Seller executes this Plan will be defined as the Adoption Date (the “Adoption Date”).
Seller’s Name: CH 2024 GRAT
Account #:FA Number:
Selling Start Date: The 31s day after the Adoption Date of this Plan 7/8/2024
Note: The Selling Start Date may be no sooner than the 31st day after the Adoption Date of this Plan and should match the earliest Start Date on any order in Trade Schedules A or B.  If the Selling Start Date or the Start Date entered for any order in Trade Schedules A or B is earlier than allowable under Rule 10b5-1 or the Issuer’s policies, then the
Selling Start Date and/or the order Start Date shall be the earliest allowable Selling Start Date under Rule 10b5-1 and such policies.
Plan End Date: 06/06/2025Commission:
Seller’s Affiliation Status:  ☐ 144 Affiliate  ☐ Director or officer (as defined in Rule 16a-1(f) of the Exchange
Act)  ☒ Non 144 Affiliate but subject to trading windows ☐ Other
Share Type:  ☐ Options  ☐ Shares already owned  ☐ Restricted Stock Award /Units  ☐ Other
Plan Total Share Quantity:Trade Schedule A: N/A
Trade Schedule B:2,632,721
Total Shares: 2,632,721

Notice:

To the Seller: Name: CH 2024 GRAT Address: Telephone: Fax: E-Mail:	Copies to: Name: Address: Telephone: Fax: E-Mail:

To Issuer: Name: Gracye Cheng Corporation: GoodRx Holdings, Inc. Address: 2701 Olympic Blvd suite 200, Santa Monica CA 90403 Telephone: (855) 268-2822 Fax: E-Mail:	Copies to: Name: Corporation Address: Telephone: Fax: E-Mail:

To: MSSB 10b5-1 Preset Diversification Program Department Primary Contact: Meghan Carrasquillo Alternate Contact: Pdpdesk Address: 1 New York Plaza, 38th Floor New York, NY 10004 Telephone: Fax: E-mail:	Copies to: MSSB Financial Advisor Primary Contact: Tyler Needman Alternate Contact: Robert Tjan Ops Manager: Address: 216 Lorton Avenue Burlingame, CA 94010 Telephone: Fax: E-mail:
This Part I is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

PART II
Trade Schedule A – Notice and Authorization of Exercise of Stock Options and Sale of Underlying Stock.
Instructions:  May not be applicable for some plans.  For use by any seller who wishes to sell shares obtained upon the exercise of stock options.  When applicable, to be completed by MSSB and reviewed by the Seller.  This Trade
Schedule will be provided to the Issuer as Notice of the intention to exercise stock options.

Name of Seller: CH 2024 GRAT	Name of Issuer: GoodRx Holdings, Inc._______
I understand that it is my responsibility to ensure that my employee stock options (the “Options”) will be vested prior to the purchase of shares (the “Shares”) of Class A common stock of the Issuer upon exercising the options and will be vested prior to their associated sale periods listed below and will not expire before such sale periods. I also acknowledge responsibility for notifying MSSB in the event of an expiration of the Options under the Issuer’s stock option plan that will prevent the occurrence of one or more transactions listed below. If I authorize the exercise of more than one vested Option grant at the same limit price, the Options will be exercised in the order listed below. I further acknowledge that in the event Options cannot be exercised and the corresponding Shares cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected thereby and will end on the originally scheduled Plan End Date.  I represent that the information below is accurate.
IN ADDITION TO THE COOLING-OFF PERIOD REQUIRED BY RULE 10b5-1(c)(1)(ii)(B), THE ISSUER MAY IMPOSE AN
ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.
The following shall constitute my irrevocable direction and authorization to exercise the Options and sell the Shares as follows:
*** INFORMATION ON GRID MUST BE TYPED ***

(a) Date of Grant	(b) Grant ID	(c) Strike Price	(d) Option Vest Date	(e) Option Expiration Date	(f)Sale Period(s)		(g) Number of Shares to be Sold	(h) Limit Price
					Start Date	End Date

Note: Insert additional rows as necessary.

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule A is N/A.

1.I hereby irrevocably authorize the Issuer to deliver Shares through the Depository Trust Company (DTC) to Morgan
Stanley Smith Barney LLC - DTC#: 015
Deliver to Account #: XXX -XXX
2.I hereby authorize MSSB or its affiliates, as applicable, to wire a cash amount sufficient to cover the cost of the exercise and any withholding taxes due to either the Issuer or, if applicable, the Issuer’s outside stock option plan administrator upon the exercise of any Options exercised and underlying Shares sold pursuant to this Plan.
Instructions for Trade Schedule A:
•Please list all Options to be exercised and sold in the order of proposed exercise and sale. If a specific grant is not attributed to each individual Sale Period, Options will be exercised in the order that the grants are listed above.
•In columns (a) through (e) please provide the details of the Option grants to be exercised and sold.
•In column (f), state the first and last date on which the Shares are authorized to be sold during the Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these Shares, they will not be carried over into any subsequent Sale Period unless explicitly indicated.
•In column (g), state the maximum number of Shares to be sold pursuant to the Option exercise. Do not aggregate with amounts authorized to be sold at a different price during the same Sale Period.
•In column (h), write a dollar price which is the minimum price per Share (the “Limit Price”) at which the Shares are authorized to be sold during the Sale Period. All limit orders will be treated as “limit not held” orders. Note: Option exercises and sales must be at a Limit Price, not at a “Market” price.
•In the grid labeled “No Sale” Periods, list the time period(s), if any, during which no sales may be made, notwithstanding their inclusion in this Trade Schedule A. These periods are independent of any suspension that may occur pursuant to this
Plan.
This Trade Schedule A is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.

Trade Schedule B – Sale of Clean Stock/Control Stock/Restricted Stock Awards or Units or
Employee Stock Purchase Plan Stock.
Instructions: May not be applicable for some plans. For use by any seller who wishes to sell these types of shares.
When applicable, to be completed by MSSB and reviewed by the Seller.

Name of Seller: CH 2024 GRAT	Name of Issuer: GoodRx Holdings, Inc._______
I acknowledge that in the event the number of Shares in column (e) cannot be sold for any reason, including the occurrence of a suspension pursuant to this Plan, the term of this Plan will not be affected and will end on the originally scheduled Plan End
Date. I represent that the information below is accurate.
IN ADDITION TO THE COOLING-OFF PERIOD REQUIRED BY RULE 10b5-1(c)(1)(ii)(B), THE ISSUER MAY IMPOSE AN
ADDITIONAL PERIOD OF TIME WHICH MUST ELAPSE BEFORE TRADING MAY COMMENCE UNDER THIS PLAN.
*** INFORMATION ON GRID MUST BE TYPED ***

(a) Type (Clean (CLN), Control (CTRL), Restricted (RST), Restricted Stock Awards (RSA) or Units (RSU) or Employee Stock Purchase Plan shares (ESPP) )	(b) Grant ID (If applicable)	(c) Date Shares Acquired / Vest Date (If applicable)	(d) Sale Period(s)		(e) Authorized Number of Owned Shares to be Sold	(f) Limit Price (“Market” if a Market Order)
			Start Date	End Date

Note: Insert additional rows as necessary

“No Sale” Periods (if any)
Start Date	End Date

The maximum number of Shares to be sold under this Trade Schedule B is 2,632,721.

Instructions for Trade Schedule B:
•Shares should be listed in chronological order of proposed sales.
•In column (a), indicate the type of stock to be sold.
•In column (b), for Restricted Stock Awards/units or ESPP Shares, please state the Grant ID, if applicable.
•In column (c), state the date the Shares to be sold were acquired or vested. If the Shares were acquired/vested in more than one lot, state the acquisition/vest date for each lot. If performance based Restricted Stock Awards or Units and vest date is unknown at this time, indicate “TBD” in the grid above.
•In column (d), state the first and last date on which the Shares are authorized to be sold during the designated Sale Period (Share sales may occur on or between these dates). If, during any Sale Period the stated price is not reached for some or all of these
Shares, they will not be carried over into any subsequent Sale Period, unless explicitly indicated.
•In column (e), state the maximum number of Shares authorized to be sold at the price during the designated Sale Period. Do not aggregate with amounts authorized to be sold at a lower price during the same designated Sale Period.
•In column (f), write either: (i) a dollar price, which is the minimum price (the “Limit” Price) at which Shares are authorized to be sold, or
(ii) the word “market” if Shares are to be sold at the then-prevailing market price per Share during the Sale Period. All market orders will be treated as “market not held” orders. All limit orders will be treated as “limit not held” orders.
•In the grid labeled “No Sale” Periods, list the period(s), if any, during which no sales may be made pursuant to this Trade Schedule B, stated Sale Periods, notwithstanding. These periods are independent of any suspension that may occur pursuant to this Plan.
This Trade Schedule B is an integral part of this Plan entered into by the Seller with MSSB and is subject to the terms and conditions set forth therein.
                                                                                                        SEC 1147 (08-07)
PART III
Sales Plan Disclosures and Representations
Instructions: The Seller must review and understand these disclosures and representations. The Seller is required to sign the last page of this Part III.
A. General Representations.
I understand that this Plan is intended to conform with certain provisions of Rule 10b5-1 under the Securities Exchange Act, as amended (the
“Rules”).
1.I hereby represent to MSSB that, as of the date of my signature below:
a.I am not aware of any material nonpublic information about the securities that are the subject of this Plan or the Issuer (if I am a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1(c)(1)(ii)(C)).
b.I am entering into and adopting this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of
Section 10(b) of the Exchange Act or Rules 10b-5 or 10b5-1 thereunder (if I am a director or officer (as defined in Rule
16a-1(f) of the Exchange Act) of the Issuer, I certify as to the foregoing in accordance with Rule 10b5-1(c)(1)(ii)(C)), or evade the prohibitions of any other law or rule.
c.I will at all times act in good faith with respect to this Plan, including any modifications or terminations of this Plan.
d.I understand that the protections of the Rules may not apply if I alter this Plan or deviate from the instructions in any way, other than in accordance with the modification provisions of this Plan and applicable law;
e.I own the securities which are the subject of this Plan free and clear and I acknowledge and confirm that:
(i)Neither I, nor the securities subject to this Plan are subject to any pledges, liens, security interests or other impediments to transfer (except for those which I have entered into with MSSB, limitations imposed by Rule
144, if applicable, or a lock-up agreement that expires prior to the first date that sales may be made under this
Plan), nor is there any contractual restriction or litigation, arbitration or other proceeding pending, or to my knowledge threatened, that would prevent or interfere with the exercise of options (“Options”) to purchase shares (“Shares”) of the Issuer or sale of Shares under this Plan; and
(ii)The execution and delivery of this Plan by me and the transactions contemplated by this Plan will not contravene applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over me or my affiliates.
f.While this Plan is in effect, I will not enter into any corresponding or hedging transaction or position with respect to the securities which are the subject of this Plan (including, without limitation, with respect to any securities convertible or exchangeable into Class A common stock of the Issuer) and, unless this Plan is modified or terminated in accordance with the terms hereof, I agree not to alter or deviate from the terms of this Plan;
g.I agree not to, directly or indirectly, communicate any information relating to the Shares or the Issuer to any employee of
MSSB or its affiliates who is involved, directly or indirectly, in executing this Plan at any time while this Plan is in effect or attempt to exercise any influence over how, when or whether to effect any sales of Shares pursuant to this Plan;
h.I have no outstanding (and will not subsequently enter into while this Plan is in effect any additional) contract, instruction or plan that would qualify for the affirmative defense under Rule 10b5-1(c)(1) for purchases or sales of the Issuer’s securities on the open market, except as permitted by Rule 10b5-1(c)(1)(ii)(D) based on consultation with my own legal advisors and notified to MSSB in writing to the individuals set forth in Part I – Account and Plan Information.
i.If this Plan is designed to effect the open-market sale of the total amount of Shares under this Plan as a single transaction, other than eligible sell-to-cover transactions as described in Rule 10b5-1(c)(1)(ii)(D)(3), I have not, during the prior 12-month period, adopted (and will not subsequently adopt while this Plan is in effect) a contract, instruction or plan that (1) was or is designed to effect the open-market purchase or sale of all of the securities covered by such contract, instruction or plan in a single transaction and (2) would otherwise qualify for the affirmative defense under Rule 10b5-1(c)(1).
j.I represent that this Plan is consistent with the trading policies of the Issuer, and I acknowledge and confirm that I have provided MSSB with an Issuer Representation letter dated as of the date of this Plan signed by an authorized representative of the Issuer substantially in the form of Part IV - Exhibit A to this Plan;

k.I agree to notify MSSB in writing to the individuals set forth in Part I – Account and Plan Information as soon as practicable if
I become aware of:
(i)any restriction that would prohibit any sale pursuant to this Plan (other than any such restriction relating to my possession or alleged possession of material nonpublic information about the Issuer or its securities). Such notice will indicate the anticipated duration of the restriction, but will not include any other information about the nature of the restriction or its applicability to me and will not in any way communicate any material nonpublic information about the Issuer or its securities to MSSB;
(ii)any change in the Issuer’s insider trading policies that would cause the sales to be made by MSSB for the account of the Seller pursuant to this Plan to be inconsistent with these policies;
(iii)any change in the Issuer’s policies with regard to the timing or method of exercising options covered by this
Plan;
(iv)any change that would cause the sales hereunder not to meet all applicable requirements of Rule 144, if applicable; and
(v)any stock split, stock dividend or other like distributions affecting the Shares (“Recapitalization”).
i.I acknowledge that MSSB is not acting as my fiduciary but is acting in a brokerage capacity in connection with the adoption and implementation of this Plan;
j.I agree that until this Plan has been terminated in accordance with its terms, I will not, without providing prior written notice to
MSSB:
(i)enter into, modify or terminate any new or existing contract, instruction or plan with another broker-dealer or agent to purchase or sell any securities of the Issuer that would qualify for the affirmative defense under Rule
10b5-1(c)(1) and be treated as a single “plan” with this Plan under Rule 10b5-1(c)(1)(ii)(D)(1) based on consultation with my own or the company’s counsel (I understand that any such modification or termination would act as a modification or termination of this Plan, as applicable, with any such modification subject to the modification provisions of Section D.2. of this Plan and the cooling-off period then required by Rule
10b5-1(c)(1)(ii)(B)); or
(ii)provide any other instructions to another broker-dealer or agent to purchase or sell any securities of the Issuer.
k.If I am a director or executive officer of the Issuer, then I am not subject to any current pension fund blackout period applicable to such Issuer, and I have not received written notice of the imposition of, nor am I aware of, the actual or approximate beginning or ending dates of any such blackout period and I further acknowledge and agree that I may not modify or otherwise alter this Plan in such circumstances;
l.I represent that I am not entering into this Plan on behalf of, or with the assets of, an individual retirement account or individual retirement annuity, or any employee retirement or employee benefit plan (such as, for example, a Keogh or
“HR-10” plan). [Explanatory Note: A plan involving the sale of stock acquired through the exercise of employee stock options would not be “on behalf of, or with the assets of’ any of the types of plans referred to in this paragraph.]
m.I represent that my account is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement
Income Security Act of 1974, as amended, or a “plan” as defined under Section 4975(e) of the Internal Revenue Code of
1986, as amended, or an entity whose underlying assets include the assets of any such plan by reason of such a plan's investment in such entity.
B.  Section 16 Representations (note:  may not be applicable for some plans).
1.I understand that it is my responsibility to comply with all applicable laws (including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, if applicable) and policies of the Issuer of the securities with respect to the transactions contemplated by this Plan (“Covered Transactions”) and agree to comply with all such laws and policies;
2.If I have specified that I am subject to the requirements of Section 16 of the Exchange Act, I agree to complete, execute and deliver to
MSSB a Section 16 Authorization Letter substantially in the form of Part IV – Exhibit C to this Plan;
3.I understand that federal securities laws may require me to disgorge all profits earned in connection with any purchase and sale of securities that occurs within six months of each other if I own 10% or more of any class of the Issuer’s equity securities, or if I am an officer or director of the Issuer (i.e., “short-swing profits”). I further understand that it is my own responsibility to ensure compliance with such short-swing profit rules, and I will seek my own counsel with respect to ensuring compliance with such rules;
4.I understand that there are securities laws and rules that require certain persons to timely file reports with the Securities and
Exchange Commission (the “SEC”) as to the shareholder’s purchases and sales of the Issuer’s securities (including, without limitation, Section 13 and Section 16 of the Exchange Act). I understand that it is my responsibility to ensure compliance with such rules in a timely manner to the extent applicable, and I will seek my own counsel with respect to whether and when such reports might need to be filed. Upon execution of any transaction pursuant to this Plan and in no event later than the business day immediately following each trade date, MSSB agrees to provide the terms of the transaction to me and the Issuer. MSSB will not be required to: (i)
make any of these filings on my behalf, (ii) review any Exchange Act filing made by me, or (iii) determine whether any Exchange Act filing by me has been made on a timely basis. MSSB will not be liable to me for any misstatement, omission or defect in any of these filings; and
5.I understand that the laws governing insider trading are fact-specific and that MSSB does not and cannot guarantee that any transaction that is executed pursuant to this Plan will be deemed covered by the protections of the Rules.
C. Sales of Restricted Stock or Control Stock Pursuant to SEC Rule 144 (note:  may not be applicable for some plans).
1.I understand that this Plan is applicable only as to securities that are freely-tradable and that are not subject to any restrictions against purchase or sale. If I am considered an “Affiliate” within the meaning of Rule 144, then I understand that the provisions of that rule may limit the number of Shares I can sell at any given time. In the event there is a conflict between the quantity of securities that I have directed to be sold and any lesser amount of Shares that are permitted to be sold pursuant to Rule 144 or other securities laws or rules, I hereby direct that the maximum limits established by such other laws or rules shall govern. In no event will MSSB effect any sale if such sale would exceed the then-applicable limitation under Rule 144 assuming MSSB’s sales under this Plan are the only sales subject to that limitation.
2.I agree not to take nor to cause any person or entity with which I would be required to aggregate sales of stock pursuant to Rule 144 to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144, including volume limitations. I acknowledge that I may jeopardize the affirmative defense this plan is intended to provide in the event that I, or any person or entity with which I would be required to aggregate sales, makes sales outside of the plan, which could also result in plan sales being prevented or delayed in order to ensure compliance with Rule 144.
3.I instruct MSSB to conduct all sales pursuant to this Plan in accordance with the manner of sale under Rule 144(f) and current public information requirements of Rule 144(c), and MSSB agrees to conduct all sales pursuant to this Plan in accordance with the manner of sale requirements of Rule 144, and in no event shall MSSB effect any sale if, to MSSB’s knowledge, such sale would exceed the then-applicable volume limitation under Rule 144.
4.I agree to timely provide completed and signed Rule 144 paperwork to MSSB (including, without limitation, a Seller Representation letter dated as of the date of this Plan substantially in the form of Part IV - Exhibit B to this Plan, and, if applicable, an Initial Electronic
Signature Authentication Document, in each case prior to the Adoption Date). I acknowledge that MSSB requires this paperwork to facilitate Rule 144 trades for my account. If required by Rule 144, MSSB hereby agrees to submit my completed Form 144 – Notice of
Proposed Sale of Securities to the SEC, subject to MSSB’s timely receipt of my Rule 144 paperwork, including my individual central index key (CIK) and CIK confirmation code (CCC) for electronic filings with the SEC,. I understand that, if MSSB does not timely receive my Rule 144 paperwork or the CIK and CCC codes provided to MSSB are not accurate and up to date, MSSB may not be able to file a timely Form 144 on my behalf.
D. Implementation, Modification, Suspension and Termination.
1.Implementation of Plan.
a.MSSB will sell the Shares subject to this Plan in accordance with the terms of this Plan for my account in accordance with the principles of best execution provided that MSSB may execute orders on a “not held” basis. MSSB considers several factors, including price, the available liquidity pool, execution speed, transaction costs, service and opportunities for price improvement in determining where to route customer orders for execution. A “not held” or “working order” permits MSSB to use reasonable brokerage judgment, exercising price and time discretion, as to when to execute the order. However, MSSB will not sell any Shares subject to this Plan at a price less than the Limit Price, if applicable.
b.MSSB may sell the Shares subject to this Plan on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. I agree that if MSSB or its affiliates is a market maker or dealer in such Shares at the time that any sale is to be made under this Plan, MSSB or its affiliates may, at its sole discretion, purchase such Shares in its capacity as market maker or dealer.
c.I agree to deliver the Shares subject to this Plan to the extent I currently own such Shares into an account at MSSB in my name and for my benefit prior to the Selling Start Date. I understand that this Plan shall not be effective until I establish a valid account at MSSB to hold the Shares.
2.Modification of Plan.
a.I may not modify this Plan unless:
(i) such modification is accepted in writing by MSSB;
(ii) I provide MSSB with:

(a)an Issuer Representation Letter substantially in the form of Part IV - Exhibit A to this Plan;
(b) a Seller Representation Letter substantially in the form of Part IV - Exhibit B to this Plan; and
(c) a modification letter and new trade schedule(s)  in which I represent that, among other things, on the date of such modification that I am not aware of any material, non-public information regarding the Issuer or any of its securities (including the Shares), that the modification is being made in good faith and not as part of a scheme to evade the Rules, and that my representations and warranties contained in this Plan are true at and as of the date of such letter as if made at and as of such date; and
(iii) such modification occurs only outside of any “blackout periods” set forth in the Issuer’s insider trading policy and procedures.
b.I understand that any modification or change to the amount, price or timing of the sale of Shares under this Plan will constitute a termination of this Plan and the adoption of a new plan subject to the cooling-off period then required by Rule
10b5-1(c)(1)(ii)(B). The Issuer may impose additional requirements as a condition of allowing me to modify this Plan, including, but not limited to, an additional period of time which must elapse before trading may begin following such modification.  I agree to comply with any such additional requirements imposed by Issuer and to advise MSSB of such requirements.
3.Suspension of Plan.
a.I understand that trading under this Plan may be suspended if MSSB has received written notice from the Issuer or from me of a legal, regulatory or contractual restriction applicable to the Issuer or to me.  Upon receipt of such written notice, I expressly authorize MSSB to suspend trading as soon as practicable and trading shall not resume until MSSB has received written notice of the lifting of such suspension or the resolution of the underlying restriction. I understand that resumption of trading following such suspension is undertaken at my own risk without liability or consequence to MSSB.
MSSB can make no representation as to the continued availability of the affirmative defense under Rule 10b5-1 in the event of any such resumption of trading. If the events giving rise to a suspension of trading cannot be resolved (as determined by MSSB in its sole discretion), I understand and acknowledge that MSSB reserves the right, in its sole discretion, to terminate this Plan in accordance with the provisions contained herein. In the event of a suspension, MSSB will resume effecting trades in accordance with this Plan as soon as MSSB determines that it is reasonably practical to do so.
b.I understand and agree that MSSB may not be able to effectuate a sale due to a market disruption or a legal, regulatory or contractual restriction to which MSSB or its affiliates may be subject, or any other event or circumstance, as determined by
MSSB in its sole discretion. In such case, MSSB agrees to effectuate such sale as promptly as practical after the cessation or termination of such market disruption, restriction or other event or circumstance.
c.Upon the resumption of trading following a suspension, any trades having a Sales Period End Date scheduled to have occurred during such suspension period shall be deemed to have expired as of that scheduled Sales Period End Date as defined in Trade Schedule A or B, as applicable. Any trades having a Sales Period Start Date scheduled to have occurred during the period of suspension shall be placed as soon as practicable for the balance of time remaining until the Sales
Period End Date applicable to such trade.  All other trades shall be placed as originally indicated in this Plan.
4.Termination of Plan.
a.I understand that this Plan will terminate at market close on the Plan End Date or, if earlier, upon the completed sale of the maximum Shares subject to this Plan. In addition, this Plan shall terminate, regardless of whether the maximum Shares have been sold, upon any of the following events:
(i) MSSB receives written notice of my death;
(ii) MSSB receives written notice of the commencement or impending commencement of any proceedings in respect of or triggered by my bankruptcy or insolvency;
(iii) MSSB receives written notice of a valid instruction to transfer all or substantially all of the assets within my securities account at MSSB to another broker-dealer;
(iv) MSSB receives written notice of a termination of an additional contract, instruction or plan that is being treated as a single “plan” with this Plan as described in Section A.1.j.(i) above (or MSSB receives written notice of a modification of such additional contract, instruction or plan and the requirements for a modification of the Plan are not or cannot be satisfied);
(v) MSSB receives two days’ written notice from me terminating this Plan (which may be given for any reason);
(vi) any modification or change to the amount, price or timing of the sale of Shares under this Plan as described in Section D.2.b above

(vii) I receive written notice from MSSB terminating this Plan (which may be given for any reason);
(viii) If I fail to comply in any material respect with any applicable law and/or any obligation under this Plan; and
(ix) Upon my or the Issuer’s demonstrating to MSSB that any of the following contingencies have occurred:
(a)A public announcement has been made of a tender offer involving the Issuer’s securities;
(b)A definitive agreement has been announced relating to a merger, reorganization, consolidation or similar transaction in which the securities covered by this Plan would be subject to a lock-up provision;
(c)A sale has been made of all or substantially all of the assets of the Issuer on a consolidated basis to an unrelated person or entity, or if a transaction affecting the Issuer occurs in which the owners of the Issuer’s outstanding voting power prior to the transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction;
(d)A dissolution or liquidation of the Issuer takes place or there is a commencement or impending commencement of any proceedings in respect of or triggered by the Issuer’s bankruptcy or insolvency; or
(e)That this Plan or its attendant transactions may violate existing, new or revised federal or state laws or regulations, or may cause a breach of a contract or agreement to which the Issuer is a party or by which the Issuer is bound.
d.I further understand that the Issuer’s policies state that if I elect to terminate this Plan I should wait at least 30 calendar days before trading outside of a Trading Plan and 90 calendar days before establishing a new Trading
Plan.
e.I agree that I will act in good faith with respect to any terminations of this Plan.
f.In no event shall MSSB be deemed to have breached or failed to comply with this Plan if MSSB does not receive written notice from me or the Issuer of the above contingencies prior to the placement of a scheduled order under this Plan.
E. Indemnification; Limitation of Liability.
I understand that the purpose of this Plan is to provide me with an affirmative defense against charges of insider trading and that MSSB can make no representation or guarantee that any transaction entered according to this Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material nonpublic information or other laws or rules governing securities transactions. Therefore, in consideration of MSSB’s acceptance of these instructions, I hereby agree to indemnify and hold harmless
MSSB and its directors, officers, employees and affiliates (including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to this
Plan (including, without limitation, any representations or warranties I have given or will give under or in connection with this Plan) or any transaction or transactions executed pursuant to this Plan or from any deviation I might make from this Plan; provided, however, that I will have no indemnification obligation in the case of gross negligence or willful misconduct of MSSB or any other indemnified person. This indemnification will survive termination of this Plan.
Notwithstanding any other provision hereof, neither party hereto shall be liable to the other party for (i) any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, outbreak or escalation of hostilities or other crisis or calamity, severe weather, market disruptions, material disruptions in securities settlement, payment or clearance services or other causes commonly known as “acts of God”.
F. Notice.
All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail and made to the applicable persons indicated in Part I – Account and Plan
Information. The parties acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.
G.  Miscellaneous.

1.Additional Documents. I agree to complete, execute and deliver to MSSB any additional forms or other paperwork pursuant to this
Plan at such times and in such form as MSSB may reasonably request.
2.My Obligation to Consult Legal Advisors. I agree that I will not enter into, modify, suspend or terminate this Plan except upon consultation with my own legal advisors.
3.Inconsistent Provisions. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed rescinded to the extent required in order to comply with the relevant law, rule or regulation.
All other provisions of this Plan will continue and remain in full force and effect.
4.Non-Market Days and Trading Restrictions. If I have given instructions that require an order to be entered on a particular date, and the date that I have selected for a transaction falls on a day when the applicable primary market for the security is closed, then I direct that the transaction occur on the next regular business day on which such market is open following the original date indicated;
provided that such date does not exceed the Sales Period End Date for that order or the Plan End Date or falls within a No Sales
Period as defined in Trade Schedule A and/or B of this Plan.
5.State Insider Trading Laws. I understand that some states may have their own laws that relate to insider trading. I understand that
MSSB makes no representation to me with respect to whether this Plan conforms to the laws of any particular state, and that I will seek the advice of my own counsel with respect to matters of state law.
6.Prices. All references in this Plan to per share prices will be before deducting any commission equivalent, mark-up or differential and other expenses of sale.
7.Other Shares. I may instruct MSSB to sell securities of the Issuer other than pursuant to this Plan. The parties hereto agree that any such sale transaction will not be deemed to modify this Plan unless in connection with such transaction this Plan is modified pursuant to the process set forth in subsection D.2 above.
8.Adjustments to Share and Dollar Amounts. The exercise and sale prices, and number of Options to be exercised and Shares to be sold, will be adjusted following such time as I or the Issuer notifies MSSB promptly of a Recapitalization, which shall be made by providing a new schedule reflecting the adjustment in Shares and prices after the Recapitalization.
9.Effect of Instructions on Other Agreements with MSSB. Subject to “Entire Agreement; Subsequent Plans” subsection below, nothing in this Plan changes any other terms or agreements that are already applicable to my account or accounts, or that otherwise exist between MSSB and me.
10.Entire Agreement; Subsequent Plans. This Plan constitutes the entire agreement between the parties with respect to this Plan and supersedes any prior agreements or understandings with respect to this Plan. I understand that if I enter into a subsequent 10b5-1 trading plan, that plan will not amend, suspend or terminate this Plan unless explicitly agreed to by MSSB in writing.
11.Assignment. My rights and obligations under this Plan may not be assigned or delegated without the written permission of MSSB.
MSSB may assign or delegate any or all of its rights or obligations under this Plan to a company affiliated with, or a successor to,
MSSB or to any assignee to which MSSB determines to assign all or part of its business relating to sales plans of this kind. Any such assignment will not affect the status, or be deemed to be an amendment, of this Plan, the purpose of which is to provide me with an affirmative defense against charges of insider trading.
12.Choice of Law Regarding Interpretation of Instructions. This Plan shall be construed in accordance with the internal laws of the State of New York.
13.Enforceability in the Event of Bankruptcy. The parties acknowledge and agree that this Plan is a “securities contract” as defined in
Section 741(7) of Title 11 of the United States Code (“Bankruptcy Code”) and shall be entitled to all of the protections afforded to such contracts under the Bankruptcy Code.
14.Headings. Headings used in this Plan are provided for convenience only and shall not be used to construe meaning or intent.
15.Counterparts. This Plan may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were placed upon the same instrument.
By signing this Plan I agree that I have read and understood all of the disclosures and representations outlined in this Plan and applicable
Trade Schedules.

Seller	Morgan Stanley Smith Barney LLC

By:/s/ Chona Bagsik Hirsch	By: /s/ Carlotta Griffin
Name: Chona Bagsik Hirsch, as trustee of the CH 2024 GRAT	Name: Carlotta Griffin

Title: Trustee of the CH 2024 GRAT	Title: Executive Director

Adoption Date: 6/7/2024	Date: 6/11/2024

PART IV
Exhibit A
Instructions: To be reviewed and executed by an authorized representative of the Issuer.
Issuer Representation Letter
Reference is made to that certain Sales Plan dated 6/7/2024 (the “Plan”) between Chona Bagsik Hirsch, as trustee of the CH 2024
GRAT (“Seller”) and Morgan Stanley Smith Barney LLC (“MSSB”) relating to the sale of Class A common stock (the “Shares”) of GoodRx
Holdings, Inc. (the “Issuer”).
As an authorized representative of the Issuer, I hereby represent and covenant on the Issuer's behalf that:
1.The Seller’s affiliate status at the Issuer is a (check the applicable boxes):
☐144 Affiliate of the Issuer
☐Director or officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (“Exchange Act”))
☒Subject to the Issuer’s insider trading windows
☐ Not Applicable
2.The sales to be made by MSSB for the account of Seller pursuant to the Plan are consistent with the Issuer’s insider trading policies and, to the best of the Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from entering into the Plan or prohibit any sale pursuant to the Plan.
3.If, at any time between the Adoption Date and the Plan End Date (each as defined in the Plan), (i) the Issuer becomes aware of a legal, contractual or regulatory restriction that is applicable to Seller or Seller’s affiliates or a stock offering requiring an affiliate lock-up, which would prohibit any sale pursuant to the Plan (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or its securities), (ii) there is a change in the Issuer’s insider trading policies, so that the sales to be made by MSSB for the account of the Seller pursuant to the Plan would be inconsistent with these policies or (iii) where the Plan covers
Shares that Seller has the right to acquire under outstanding stock options, there is a change in the Issuer’s policies with regard to the timing or method of exercising such options which could interfere with the manner or timing of the sales to be made pursuant to this Plan, the Issuer agrees to give MSSB’s PDP Trading Desk notice of such restriction in writing as soon as practicable to the individuals identified in Part I –
Account and Plan Information of the Plan. Such notice shall be made to and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller or otherwise communicate any material nonpublic information about the Issuer or its securities to MSSB.
4.If the Plan covers Shares that Seller has the right to acquire under outstanding stock options, the Issuer acknowledges that
Seller has authorized MSSB to serve as Seller’s agent and attorney-in-fact to exercise such stock options to purchase the Shares from time to time pursuant to the Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by MSSB and will instruct its transfer agent to deliver the underlying Shares to MSSB (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Trade Schedule A – Notice and Authorization of Exercise of Stock Options of Sale included in Part II of the Plan and payment of the aggregate exercise price with respect to such option.
5.If the Seller is a director or officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Issuer, a representative of the
Issuer will communicate the Selling Start Date in writing to the MSSB Financial Advisor listed in Part I – Account and Plan Information of the
Plan two business days prior to such date.

By:	/s/Gracye Cheng
	Name:	Gracye Cheng
	Title:	General Counsel
Dated:  6/7/2024

Note: Requires an Issuer eSign Agreement
Electronic Record and Signature Addendum
Disclosures
Below are the terms and conditions of Morgan Stanley Smith Barney, LLC ("we" or "us" or "MSSB") Executive Financial Services Electronic
Signature procedures ("eSign"). Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by applying your electronic signature below.
Getting paper copies
At any time, you may request a paper copy of any document or disclosure provided or made available electronically to you through eSign.
Depending on the method of delivery, you may be able to download and print documents sent to you for electronic signature during and immediately after your signing session. You may request delivery of such paper copies by contacting your MSSB Financial Advisor or Private
Wealth Advisor. There is currently no fee for receiving paper copies of documents you receive via eSign. We reserve the right to change this policy in the future with prior notice to you.
Withdrawing your consent
Receiving and signing documents and disclosures is an optional process that requires your consent for each package sent to you. If you would prefer to receive and sign documents and disclosures via paper or in a non-electronic form, you may:
i.   Decline to sign the documents in the signing session, and
ii.  Contact your Financial Advisor or Private Wealth Advisor and request an alternative means by which to receive the documents and disclosures.
Consequences of non-consent
If you elect to receive and sign documents and disclosures in paper format, it may slow the speed at which we can complete certain steps in transactions with you and delivering services to you because the required documents and disclosures will need to be sent to you in paper format, and then we must wait until we receive back from you any signed documentation.
To advise MSSB of your new contact information
Please inform your MSSB Financial Advisor or Private Wealth Advisor of any changes to your contact information (email address or mobile phone number).
Required hardware and software*

Operating Systems:	Windows® 2000, Windows® XP, Windows Vista®; Mac OS® X
Browsers:	Internet Explorer® 11 (Windows only); Windows Edge Current Version; Mozilla Firefox Current Version; Safari(Mac OS only) 6.2 or above; Google Chrome Current Version
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	800 x 600 minimum
Enabled Security Settings:	Allow per session cookies
* These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release
(e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging your access and consent to receive materials electronically
By applying your electronic signature below, you confirm that:
•    You can access and read this Electronic Record and Signature Addendum;
•    You can print on paper the disclosure or save or send the disclosure to a place where you can print it on paper, for future reference and access;
•    You have received, read, and understood, and you hereby consent and agree to, the terms and conditions of this Addendum;
•    You consent to using electronic signatures for your plan and all documents relating to your plan (e.g., notices, amendments, terminations);
and
•    You consent to receive certain documents, disclosures and notifications for your plan and all documents relating to your plan through electronic means.
Client Representations
By applying your electronic signature below:
•You agree the signature and/or initials used on these documents will be the electronic representation of your signature and initials for all purposes when you use them on documents, including legally binding contracts;
•You understand a copy of the document(s) you are signing electronically can be saved or printed as a part of the eSign process and that you can request a copy from your Financial Advisor or Private Wealth Advisor;
•You represent that all client and/or account information on the form(s) included in this package is accurate;
•You have received, reviewed and agree in your capacity as an owner, fiduciary, and/or authorized individual to be bound by all terms and conditions attached to any document/agreement you have signed electronically; and
•You understand that this Addendum and any document/agreement you have signed electronically will be deemed to be executed in the
United States.
Indemnification
In consideration of the foregoing, you hereby agree to indemnify and hold harmless MSSB and its directors, officers, employees and affiliates
(including, without limitation, Morgan Stanley & Co. LLC) from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to eSign or the application of your electronic signature through
eSign.
Chona Bagsik Hirsch, as trustee of the CH 2024 GRAT
____________________________
Name
/s/ Chona Bagsik Hirsch
Signature
6/7/2024
Date